UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 10, 2009

Ener1, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-34050	59-2479377
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1540 Broadway , Suite 25C, New York, New York		10036
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212 920-3500

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2009, Richard L. Stanley commenced employment as President of EnerDel, Inc. (“EnerDel”), a subsidiary of Ener1, Inc. (“Ener1” or the “Company”).  Mr. Stanley spent the past two years as President of the ATC Drivetrain division of ATC Technology Corporation, and was previously employed since 1998 as President of Remy, Inc., the largest division of Remy International (formerly Delco Remy International).  Prior to becoming President at Remy International, Mr. Stanley was Senior Vice President and General Manager of Automotive Systems and also held various senior engineering and management positions with General Motor’s Delco Remy Division.  Mr. Stanley holds a B.S. in Mechanical Engineering from Rose-Hulman Institute of Technology and an M.S. in Manufacturing Management from Kettering University.

As President of EnerDel, Mr. Stanley will receive an annual base salary of three hundred and sixty thousand dollars ($360,000); a targeted year-end cash bonus of fifty percent (50%) of his annual salary; thirty thousand (30,000) shares of restricted stock, vesting ratably over three (3) years; one hundred thousand (100,000), five (5) year performance-based stock options vesting ratably over three (3) years; and a severance package consisting of six (6) month’s salary and the immediate vesting of the aforementioned thirty thousand (30,000) shares of restricted stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

September 16, 2009	By:	/s/ Gerard A. Herlihy
Name: Gerard A. Herlihy
Title: Chief Financial Officer